EXHIBIT 99.1

3D Systems Acquires Sister Companies APP and APM Broadening Its Aerospace Reach

  Expands on-demand manufacturing footprint to drive adoption of 3DS' comprehensive design-to-manufacturing solutions
  Provides significant aerospace advanced manufacturing expertise and key customer relationships

ROCK HILL, S.C., Aug. 13, 2014 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) announced today that it has acquired American Precision Prototyping (APP) and sister company American Precision Machining (APM), both expert providers of rapid prototyping and advanced manufacturing, product development and engineering services, further extending its service bureau operations in the United States. Details of the transaction were not disclosed.

Headquartered in Tulsa, Oklahoma, APP and APM bring over 24 years of combined advanced prototyping and manufacturing service bureau experience to 3DS with significant aerospace presence. Their production capabilities include a strong regional infrastructure and long-term, key relationships with companies in the sector.

"APP and APM bring a wealth of experience and bench strength in both advanced manufacturing and the aerospace industry that is highly complementary to our offerings," said Ziad Abou, Vice President and General Manager, Quickparts for 3DS. "This acquisition further enhances our North American capabilities and expertise."

"3D Systems is, bar none, the recognized leader in advanced manufacturing with an exceptional track record in providing the highest quality parts services globally," said Jason Dickman, President of APP. "We have been a long-standing customer of 3DS' SLA and SLS printers, materials and software, and we couldn't be more excited to join the team as it positions us to provide unparalleled parts services to our customers far into the future."

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems

3D Systems is pioneering 3D printing for everyone. 3DS provides the most advanced and comprehensive 3D design-to-manufacturing solutions including 3D printers, print materials and cloud sourced custom parts. Its powerful digital thread empowers professionals and consumers everywhere to bring their ideas to life in material choices including plastics, metals, ceramics and edibles. 3DS' leading healthcare solutions include integrated 3D planning and printing for personalized surgery and patient specific medical and dental devices. Its democratized 3D design and inspection products embody the latest perceptual, capture and touch technology. Its products and services replace and complement traditional methods with improved results and reduced time to outcomes. These solutions are used to rapidly design, create, communicate, plan, guide, prototype or produce functional parts, devices and assemblies, empowering customers to manufacture the future.

Leadership Through Innovation and Technology

  3DS invented 3D printing with its Stereolithography (SLA) printer and was the first to commercialize it in 1989.
  3DS invented Selective Laser Sintering (SLS) printing and was the first to commercialize it in 1992.
  3DS invented the Color-Jet-Printing (CJP) class of 3D printers and was the first to commercialize 3D powder-based systems in 1994.
  3DS invented Multi-Jet-Printing (MJP) printers and was the first to commercialize it in 1996.
  3DS Medical Modeling pioneered virtual surgical planning (VSP) and its services are world-leading, helping many thousands of patients on an annual basis

Today its comprehensive range of 3D printers is the industry's benchmark for production-grade manufacturing in aerospace, automotive, patient specific medical device and a variety of consumer, electronic and fashion accessories.

More information on the company is available at www.3DSystems.com.

About American Precision Prototyping

American Precision Prototyping, LLC (APP) is a privately held services company based in Tulsa, Oklahoma USA that provides high-quality, fast-turn rapid prototype and rapid manufactured parts.

APP has changed the way companies quote and purchase rapid prototype and rapid manufactured parts. APP is not just an online broker selling a fast online quote system. APP owns the equipment used to manufacture your parts and employs the staff that will work with you on your project from start to finish. Our Free Instant Online Quote System is a convenience tool that puts you in control of the quotation process. Our In-House manufacturing ensures the highest quality and our 100% quality guarantee makes any transaction with APP risk-free.

More information is available at www.approto.com.

CONTACT: Investor Contact:
         Stacey Witten
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Alyssa Reichental
         Email: Press@3dsystems.com